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                                                                  Exhibit 10.23

                           L E A S E


1. PARTIES: CORPORATE BUSINESS CONNECTION, INC., a Massachusetts corporation duly organized and existing according to law, with a principal place of business at 221 East Main Street, Milford, Massachusetts, hereinafter referred to as LESSOR, which expression shall include its successors and assigns where the context admits, do hereby lease to VIDEOLAN TECHNOLOGIES, INC. of 100 Mallard Creek Road, Louisville, Kentucky 40207, hereinafter referred to as LESSEE, which expression shall include successors or assigns, and the LESSEE hereby leases the following described premises:

2.   PREMISES:   SUITES #227 AND 227B in a building known and numbered 221 East
Main Street, Milford, Massachusetts.

     The LESSEE shall also have the right to use in common with others entitled thereto the hallways and stairways necessary for access to said leased premises, lavatories and the kitchen facilities.

3.   TERM:   The term of this Lease shall coincide with the initial term of your original lease. New Lease term shall take effect on May 15, 1996 and shall end December 14, 1996. The initial term of said Lease shall automatically renew each year, (at the new rate $1486.50 per month) unless either party provides written notice to the other party, no less than ninety days prior to the expiration of said term, of its desire not to have Lease automatically renew.

4.   RENT:   The LESSEE shall pay to the LESSOR rent at the rate of FOURTEEN
HUNDRED EIGHTY-SIXTY DOLLARS AND FIFTY CENTS ($1486.50) per month, payable in advance of the FIFTEENTH of every month for each month of the term of this LEASE. The monthly rent shall include parking, subject to the provisions of Paragraph 18 hereof, one telephone (exclusive of telephone answering service), one desk and one desk chair, all utilities, maintenance, kitchen privileges, front desk reception and waiting room, together with unlimited use, subject only to availability, of the conference room.

     A late payment fee of FIVE AND NO/100 ($5.00) DOLLARS PER DAY shall be assessed for every day the rent is not received beyond five (5) calendar days from the date due.

5.   SECURITY DEPOSIT:   LESSEE has deposited SEVEN HUNDRED SIXTY-FIVE DOLLARS
($765.00), to be held, without liability for interest, as security for the LESSEE'S performance herein provided, and to be returned to the LESSEE upon the expiration of the term of this LEASE, provided that the office and contents are in the same condition as when LESSEE took possession, allowing for reasonable use and wear, casualty excepted, and that LESSEE has paid in full any and all additional billings.

6.   DELIVERY, ACCEPTANCE, USE AND SURRENDER OF PREMISES:   LESSOR hereby agrees
to deliver the Leased Premises in a clean and attractive condition. LESSOR agrees that all common areas shall be maintained in a clean and safe condition at all times. Ventilation, air conditioning and heating as necessary to provide a comfortable environment for all regular business days from 8:30 o'clock a.m. to 5:00 o'clock p.m. shall be provided by the LESSOR. Acceptance by the LESSEE of the Leased Premises shall be construed as recognition that the Leased Premises are clean and in good condition. LESSEE shall use the Leased Premises only for general office purposes and in accordance with the uses permitted under the applicable zoning regulations. LESSEE shall surrender the Leased Premises in the same condition as when LESSEE took possession, reasonable wear and tear and casualty excepted.

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7.   COMPLIANCE WITH LAWS:   The LESSEE acknowledges that no trade or occupation
shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the town of Milford.

8.   FIRE INSURANCE:   The LESSEE shall not permit any use of the leased
premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by the LESSEE'S use of the premises.

9.   MAINTENANCE OF PREMISES:   LESSOR will provide and pay for regular cleaning
services for the Leased Premises. LESSOR shall furnish regular cleaning service to the common areas of the building of which the leased premises are a part.

      The LESSEE agrees to maintain the Leased Premises in the same condition as they are in at the commencement of the term of this Lease, or as they may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped or defaced, nor suffer any waste.

10.   ALTERATIONS-ADDITIONS:   The LESSEE shall not make any alterations or
additions to the leased premises.

11.   ASSIGNMENT-SUBLEASING:   The LESSEE shall not assign or sublet the whole
or any part of the leased premises, without Lessor's prior written consent.

12.   LESSOR'S ACCESS:   The LESSOR or agents of the LESSOR may, at reasonable
times, enter to view the leased premises and may remover placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term.

13. INDEMNIFICATION AND LIABILITY:   LESSEE will indemnify LESSOR and save it
harmless and defend it from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of any occurrence in, upon or at the leased premises, or any part thereof, or occasioned wholly or in part by any act of gross negligence or any misconduct by LESSEE, its agents, contractors or employees. LESSEE shall also pay all costs, expenses and reasonable attorney's fees that may be incurred or paid by LESSOR in enforcing the covenants and agreements in this Lease, provided LESSEE shall be adjudged liable by a court of competent jurisdiction.

14.   FIRE, CASUALTY, EMINENT DOMAIN:   Should a substantial portion of the
leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or be taken by eminent domain, the LESSOR may elect to terminate this Lease. When such fire, casualty or taking renders the leases premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this Lease if:

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      a.   the LESSOR fails to give written notice within thirty (30) days of said fire, casualty or taking, indicating his intention to restore the leased premises, or

      b. the LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

      The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE'S property or equipment.

15.   DEFAULT AND BANKRUPTCY:   In the event that:

      (a) the LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

      (b) the LESSEE shall default in the observance or performance of any other of the LESSEE'S covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

      (c) the LESSEE shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE'S property for the benefit of creditors; then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this Lease ended, but shall store LESSEE's effects for a period of up to 45 days, at LESSEE's expense, in accordance with customary business practices. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney's fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations incurred, with interest at the rate of ten (10%) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.


16.   NOTICE AND PAYMENT OF RENT:   Any notice from the LESSOR to the LESSEE
relating to the leased premises or to the occupancy thereof, shall be deemed duly served if delivered by hand or if mailed to the leased premises, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if delivered by hand or if mailed postage prepaid, addressed to the LESSOR at 221 EAST MAIN STREET, MILFORD, MASSACHUSETTS 01757, or at such address as the LESSOR may from time to time advise in writing. All rent and notices shall be paid to the LESSOR AT 221 EAST MAIN STREET, MILFORD, MASSACHUSETTS 01757, or at such other address as the LESSOR may from time to time advise in writing.

17.   SURRENDER:   The LESSEE shall at the expiration or other determination of this Lease remove all LESSEE'S goods and effects from the leased premises. LESSEE shall deliver to the LESSOR the leased premises, and all keys to the leased premises. In the event of the LESSEE'S failure to remove any of LESSEE'S property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage thereto, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE'S expense, or to retain same under LESSOR'S control or to sell at public or private sale, without

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notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder, or to destroy such property.

18.   COMPLIANCE WITH RULES AND REGULATIONS:   The LESSEE, and its invitees
shall observe the reasonable rules and regulations of Lessor's Landlord, as may be from time to time imposed, including without limitation, (i) the designation of specific areas in which automobiles owned or operated by LESSEE must be parked and (ii) those rules and regulations set by LESSOR regarding the use of the premises.

IN WITNESS WHEREOF, the LESSOR and LESSEE have hereunto set their hands and common seals this 1st day of May, 1996.

LESSOR:                                 LESSEE:

CORPORATE BUSINESS                      VIDEO LAN TECHNOLOGIES, INC.
CONNECTION, INC.

BY:--------------------                 BY: /s/ Steve Rothenberg
   Its                                      ----------------------------
                                            Its Vice President Finance